Exhibit 4.4
STANDARD
COMMERCIAL/INDUSTRIAL
PROPERTY LEASE (PART B)
Not for retail premises or other premises where the Commercial Tenancy
(Retail Shops) Agreement Act 1985 applies
Particulars of the Lease
•	This document incorporates The Real Estate Institute of Western Australia (Inc.) 2006, General Terms and Conditions of the Lease contained in the document attached.

•	Before using this document please read the notes at the front of the Real Estate Institute of Western Australia (Inc.) 2006 General Terms and Conditions of the Lease.
THIS LEASE is made 1st July 2008
for the Premises at UNIT 3B, 41 KING EDWARD ROAD, OSBORNE PARK, WESTERN AUSTRIALIA
1. Lessor:
Full Name Multari Nominees as Trustee for the Savterne Pty. Ltd. Superannuations Fund

Address: 2 FORESTVILLE COURT, KALLAROO, WA 6025

Telephone:	Work 08 9403 3033	Home

Facsimile	08 9403 3022	Email

ACN/ABN	16 528 527 624	Mobile

2. Lessee:

Full Name

Address:

Telephone:	Work	Home

Facsimile		Email

ACN/ABN		Mobile

(if a corporation) Name TELVENT AUSTRALIA PTY LTD
ACN/ABN 97 009 299 870		Mobile

Postal Address PO BOX 1589 OSBORNE PARK WA 6916
Address of Registered Office:
Telephone 08 9244 2346		Mobile

Facsimile 08 9244 2379		Email	steven.mcguinness@telvent.abengoa.com
Contact Name STEVEN McGUINNESS
3. Guarantor:

Full Name NOT APPLICABLE
Address:

Telephone:	Work	Home

Facsimile		Email

Full Name

Address:

Telephone:	Work	Home

Facsimile		Email

4. Premises:
*	The Land

*	That part of the land and Building situated at and known as UNIT 3. 41 KING EDWARD ROAD, OSBORNE PARK

WESTERN AUSTRALIA (450 SQUARE METRES WAREHOUSE)

which is depicted as crosshatched or coloured on the annexed plan (if any).

*	Delete the inapplicable

5. Land:
Lot 232 on Diagram/Deposited/Plan/Strata Plan 59550 and being the whole of the land in Certificate of Title
Volume 1572 Folio 724
6. Term:
5 months/years commencing on the Date of Commencement.
7. Date of Commencement:
1st July 2008

8.	Further Terms: 5 months/years commencing on. 1 July 2013 5 months/years commencing on. 1 July 2018	Also known as option period which can be extended by the Lessee in accordance with Clause 19(A) of the Standard Commercial/Industrial Property Lease (Part A)
9. Rent:
From the Date of Commencement until varied the Rent is $45,000.00 per annum, payable by instalments of $3,750.00 per month in advance on the first day of each month. (Rent is exclusive of GST, see clause 30)
10. Rent Review Dates:

During the Term:
Method C	Review Date 01/07/09	Method C	Review Date 01/07/12
Method C	Review Date 01/07/10	Method C	Review Date ANNUALLY FROM 01/07/14
Method C	Review Date 01/07/11	Method	Review Date

During the Further Term:
Method A	Review Date 01/07/13	Method	Review Date
Method A	Review Date 01/07/18	Method	Review Date
Method	Review Date	Method	Review Date
Insert A, B, C , D or E for the Method of Rent Review.
11. Method of Rent Review:
Subject to clause 18 the Rent applicable from and including each Rent Review Date specified in item 10 above is calculated by one of the following methods of rent review:

A	Market Rent Review on that Rent Review Date
B	CPI Rent on that Rent Review Date
C	The Rent applicable immediately before that Rent Review Date increased by 4% of that Rent.
D	The greater of a Market Rent Review and CPI Rent on that Review Date
E

12. Lessor Chattels:
The Lessor’s Chattels included in the Lease are: NOT APPLICABLE
13. Rate of Interest:
15% per annum calculated on a daily basis.
14. Painting and decorating intervals:
Within three (3) months before the end of each Term and Further Term granted or at earlier Termination
15. Public Risk Insurance:
$20 million unless stated otherwise
16. Nature of Business and Permitted Use:
The Permitted Use of the business is WAREHOUSE

17. Outgoings Payable by the Lessee:

		THE LESSOR	THE LESSEE
		AGREES TO PAY	AGREES TO PAY
		(DENOTE WITH Xi	(DENOTE WITH X )
(a)	Water Drainage and Sewerage Rates		X
(b)	Local Authority Rates including fire services levy		X
(c)	Land Tax and MRIT		X
(d)	Interest Charges on Outstanding Rates and Taxes		X
(e)	Water Consumed Beyond Allowance		X
(f)	Fire Services		X
(g)	Cleaning, Including Window and Rubbish Removal		X
(h)	Grounds Repairs and Maintenance		X
(I)	Building Repairs and Maintenance of a Non-Structural Nature		X
(j)	Building Insurance		X
(k)	Plate Glass Insurance		X
(I)	Public Liability Insurance (to a minimum of $10 million).		X
(m)	Property Management Fees		X
(n)	Common Area, Lighting and Power		X
(o)	Security		X
(p)	Toilet Requisites		X
(q)	Hot Water Systems Running and Repairs and Maintenance		X
(r)	Electricity and Gas and Telephone Services Consumed in the leased Premises		X
(s)	Air-conditioning Running and Repairs and Maintenance		X
(t)	Escalator & Lift: Running and Repairs and Maintenance		X
(u)	Strata Company Levy		X
(v)	Pest Control		X
(w)			X
(x)			X
(y)			X
18. Security Bond: NOT APPLICABLE
19. Special Clauses:
NOT APPLICABLE

	SIGNED BY THE LESSOR OR THE LESSOR’S AGENT			SIGNED BY THE LESSOR OR THE LESSOR’S AGENT

	(Individual)			(Individual)

SIGNED BY			SIGNED BY

	(FULL NAME)			(FULL NAME)

	Signature			Signature
	In the presence of:			In the presence of:

	Signature of Witness			Signature of Witness

	Full Name of Witness			Full Name of Witness

	Address of Witness			Address of Witness

	Occupation of Witness			Occupation of Witness

	(Corporation)			(Corporation)

	Multari Nominees as trustee for the Savterne Pty Ltd Superannuations Fund			Multari nominees as trustee for the Savterne Pty Ltd Superannuations Fund

	Full name of Corporation			Full name of Corporation

16 528 527 624	ACN/ABN		16 528 527 624	ACN/ABN

	EXECUTED BY THE LESSOR PURSUANT	)		EXECUTED BY THE LESSOR PURSUANT	)
	TO ITS CONSTITUTION AND THE CORPORATIONS ACT	)		TO ITS CONSTITUTION AND THE CORPORATIONS ACT	)
		)			)
		)			)
		)			)

/s/ Nicodemo Multari

	Sole / Director			Director / Secretary

NICODEMO MULTARI

	Full Name of Director			Full Name of Director / Secretary

	SIGNED BY THE LESSEE			SIGNED BY THE LESSEE

	(Individual)			(Individual)

SIGNED BY			SIGNED BY

	(FULL NAME)			(FULL NAME)

	Signature			Signature
	In the presence of:			In the presence of:

	Signature of Witness			Signature of Witness

	Full Name of Witness			Full Name of Witness

	Address of Witness			Address of Witness

	Occupation of Witness			Occupation of Witness

	(Corporation)			(Corporation)

	TELVENT AUSTRALIA PTY LTD			TELVENT AUSTRALIA PTY LTD

	Full name of Corporation			Full name of Corporation

97 009 299 870	ACN/ABN		97 009 299 870	ACN/ABN

	EXECUTED BY THE LESSEE PURSUANT	)		EXECUTED BY THE LESSEE PURSUANT	)
	TO ITS CONSTITUTION AND THE CORPORATIONS ACT	)		TO ITS CONSTITUTION AND THE CORPORATIONS ACT	)
		)			)
		)			)
		)			)

/s/ Steven McGuinness

	Director			Director / Secretary

STEVEN MCGUINNESS

	Full Name of Director			Full Name of Director / Secretary

SIGNED BY THE GUARANTOR		SIGNED BY THE GUARANTOR

(Individual)		(Individual)

SIGNED BY		SIGNED BY

Signature		Signature
In the presence of:		In the presence of:

Signature of Witness		Signature of Witness

Full Name of Witness		Full Name of Witness

Address of Witness		Address of Witness

Occupation of Witness		Occupation of Witness

(Corporation)		(Corporation)

Full name of Corporation		Full name of Corporation

ACN/ABN		ACN/ABN

EXECUTED BY THE GUARANTOR PURSUANT	)	EXECUTED BY THE GUARANTOR PURSUANT	)
TO ITS CONSTITUTION AND THE CORPORATIONS ACT	)	TO ITS CONSTITUTION AND THE CORPORATIONS ACT	)
	)		)
	)		)
	)		)

Sole / Director		Sole / Director

Full Name of Director		Full Name of Director
A true copy of this document has been received by each of the signatories hereto – together with a copy of the Real Estate institute of Western Australia (Inc.) 2006 General Terms and Conditions of the Lease in the attached document.